Exhibit 3.1

18. december 2014

Articles of Association

of

Ascendis Pharma A/S

(Registration no 29918791)

Name, Registered Office and Objects of the Company:

Article 1

The company’s name is Ascendis Pharma A/S.

Article 2

The Company’s registered office is situated in Gentofte Municipality.

Article 3

The object of the company is to develop ideas and preparations for the combating of disease medically, to manufacture and sell such preparations or ideas, to own shares of companies with the same objects and to perform activities in natural connection with these objects.

Company Capital and Shares

Article 4

The share capital of the Company is DKK 4,233,945 divided into shares of DKK 1 each and multiples thereof. The share capital is fully paid up and is divided into nominal DKK 323,425 A-shares, nominal DKK 274,983 B-shares, nominal DKK 2,102,079 C-shares and 1,533,458 D-shares.

The law firm of Mazanti-Andersen Korsø Jensen AdvokatPartnerselskab, Amaliegade 10, 1256 Copenhagen K shall keep and maintain the company’s register of owners.

Article 4a

The board of directors is authorised at one or more times within the period until 3 December 2014 to issue 521 warrants to the company’s and its subsidiaries’ employees, management, board members, consultants and advisors of the company without pre-emptive subscription rights for the company’s shareholders. Each warrant carries the right to subscribe for 1 A-share of a nominal value of DKK 1.

Other terms and conditions of the warrants issued under the authorization, including any remuneration hereof, exercise periods, subscription price, adjustments caused by changes of the company’s situation etc., shall be fixed by the Board of Directors.

The Board of Directors is authorised to increase the company’s share capital within the period until 3 December 2014 at one or several times by up to nominal DKK 521 by payment in cash in order to complete the capital increase connected with the exercise of warrants.

The Board of Directors is entitled to make such amendments to the company’s Articles of Association, which are necessary as a result of issuance or exercise of warrants as provided hereunder.

Article 4b

On 10 September 2008 the Board of Directors resolved to exercise the authorisation under article 4a hereof to issue 155,970 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 500 and maximum nominal DKK 155,970. The authorisation under article 4a hereof is therefore reduced from a denomination of 227,273 to a denomination of 71,303. The terms and conditions of the issued warrants have been adopted as Exhibit 1 to the articles of association and shall form an integral part hereof. The exercise price has been determined to DKK 78.9962 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 78.9962 (€10.5930 calculated on the basis of the exchange rate in effect on 10 September 2008 being 1€=DKK 7.4574).

The warrants vest by 1/36 per month from 1 January 2008 with respect to 94,375 warrants, by 1/36 per month from 1 February 2008 with respect to 1,500 warrants, by 1/36 per month from 1 May 2008 with respect to 1,500 warrants, by 1/36 per month from 1 June 2008 with respect to 1,500 warrants, by 1/36 per month from 16 May 2008 with respect to 1,500 warrants, by 1/36 per month from 1 July 2008 with respect to 2,000 warrants, by 1/36 per month from 1 September 2008 with respect to 500 warrants, by 1/36 per month from 1 April 2008 with respect to 7,588 warrants, by 1/36 per month from 14 April 2008 with respect to 34,144 warrants and by 1/24 per month from 1 September 2008 with respect to 11,636 warrants.

On 19 March 2009 the Board of Directors resolved to exercise the authorisation under article 4a hereof to issue 82,755 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 500 and maximum nominal DKK 82,755. The authorisation under article 4a hereof is therefore reduced from a denomination of 126,710 to a denomination of 43,955. The terms and conditions of the issued warrants have been adopted as Exhibit 1 to the articles of association and shall form an integral part hereof. The exercise price has been determined to DKK 78.9327 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 78.9327 (€10.5930 calculated on the basis of the exchange rate in effect on 19 March 2009 being 1€=DKK 7.4514).

The warrants vest by 1/36 per month from 10 December 2009 with respect to 58,528 warrants, by 1/36 per month from 19 March 2009 with respect to 1,500 warrants and by 1/24 per month from 19 March 2009 with respect to 22,727 warrants.

On December 9, 2009 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 42,727 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 500 and maximum nominal DKK 42,727. The authorization under article 4a hereof is therefore reduced from a denomination of 43,955 to a denomination of 1,228. The terms and conditions of the issued warrants have been adopted as Exhibit 1 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 10.5930 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 78.8289 (€10.5930 calculated on the basis of the exchange rate in effect on 9 December 2009 being 1€=DKK 7.4516). By board resolution dated 26 September 2014 it was resolved to annul 83 of these warrants.

The warrants vest by 1/36 per month from September 16, 2009 with respect to 7,500 warrants, with 1/36 per month from December 9, 2009 with respect to 23,863 warrants and by 1/24 per month from December 9, 2009 with respect to 11,364 warrants

On December 13, 2011 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 14,500 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 500 and maximum nominal DKK 14,500. The authorization under article 4a hereof is therefore reduced from a denomination of 51,228 to a denomination of 36,728. The terms and conditions of the issued warrants have been adopted as Exhibit 1 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 237.8574 (€31.9847 calculated on the basis of the exchange rate in effect on 13 December 2011 being 1€=DKK 7.4366). By board resolution dated 26 September 2014 it was resolved to annul 458 of these warrants.

The warrants vest by 1/36 per month from December 13, 2011.

On October 8, 2012 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 16,500 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 500 and maximum nominal DKK 16,500. The authorization under article 4a hereof is therefore reduced from a denomination of 36,728 to a denomination of 20,228. The terms and conditions of the issued warrants have been adopted as Exhibit 1 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 238.5067 (€31.9847 calculated on the basis of the exchange rate in effect on 8 October 2012 being 1€=DKK 7.4569).

The warrants vest by 1/36 per month from October 8, 2012.

On December 3, 2012 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 172,651 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 172,651. The authorization under article 4a hereof is therefore reduced from a denomination of 301,294 to a denomination of 128,643. The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 238.6123 (€31.9847 calculated on the basis of the exchange rate in effect on 3 December 2012 being 1€=DKK 7.4602).

The warrants vest by 1/48 per month from December 3, 2012 with respect to 166,297 warrants and by 1/48 per month from October 1, 2012 with respect to 6,354 warrants.

On March 19, 2013 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 7,100 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 7,100. The authorization under article 4a hereof is therefore reduced from a denomination of 128,643 to a denomination of 121,543. The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 238.6027 (€31.9847 calculated on the basis of the exchange rate in effect on 19 March 2013 being 1€=DKK 7.4599).

The warrants vest by 1/48 per month from March 19, 2013.

On June 27, 2013 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 21,872 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 21,872. The authorization under article 4a hereof is therefore reduced from a denomination of 121,543 to a denomination of 99,671. The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 238.5835 (€31.9847 calculated on the basis of the exchange rate in effect on 27 June 2013 being 1€=DKK 7.4593).

The warrants vest by 1/48 per month from June 27, 2013.

On September 24, 2013 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 14,000 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 14,000. The authorization under article 4a hereof is therefore reduced from a denomination of 99,671 to a denomination of 85,671. The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 238.5131 (€31.9847 calculated on the basis of the exchange rate in effect on 24 September 2013 being 1€=DKK 7.4571). By board resolution dated 26 September 2014 it was resolved to annul 4,354 of these warrants.

The warrants vest by 1/48 per month from September 24, 2013.

On December 5, 2013 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 3,000 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 3,000. The authorization under article 4a hereof is therefore reduced from a denomination of 85,671 to a denomination of 82,671. The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 238.5931 (€31.9847 calculated on the basis of the exchange rate in effect on 5 December 2013 being 1€=DKK 7.4596).

The warrants vest by 1/48 per month from December 5, 2013.

On January 16, 2014 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 33,148 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 33,148. The authorization under article 4a hereof is therefore reduced from a denomination of 82,671 to a denomination of 49,523. The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 238.6698 (€31.9847 calculated on the basis of the exchange rate in effect on 16 January 2014 being 1€=DKK 7.4620).

The warrants vest by 1/48 per month from January 16, 2014.

On March 6, 2014 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 7,000 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 7,000. The authorization under article 4a hereof is therefore reduced from a denomination of 49,523 to a denomination of 42,523. The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 238.6922 (€31.9847 calculated on the basis of the exchange rate in effect on 6 March 2014 being 1€=DKK 7.4627).

The warrants vest by 1/48 per month from March 6, 2014.

On June 19, 2014 the Board of Directors resolved to exercise the authorization under article 4a hereof to issue 42,002 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 42,002. The authorization under article 4a hereof is therefore reduced from a denomination of 42,523 to a denomination of 521. The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to € 31.9847 and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 238.4907 (€31.9847 calculated on the basis of the exchange rate in effect on 19 June 2014 being 1€=DKK 7.4564).

The warrants vest by 1/48 per month from June 19, 2014.

Article 4c

On November 26, 2014 the general meeting resolved to issue 141,626 warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 141,626. The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to USD 32.45 converted into DKK by using the official exchange rate as per the date of the general meeting, and 1 warrant therefore confers the right to subscribe nominal DKK 1 A-share against cash contribution of DKK 193.51882 (calculated on the basis of the DKK/USD exchange rate in effect on 26 November 2014 being 1 USD = DKK 5.9636).

The warrants vest by 1/48 per month from November 26, 2014.

Article 5

The company’s shares shall be issued in name and recorded in the company’s register of owners.

The company’s shares are non-negotiable instruments.

No shareholder shall be obligated to have his shares redeemed in whole or in part by the company or others.

Unless requested by any shareholder, no share certificates shall be issued.

For the shares the following shall additionally apply:

In the event of a sale, liquidation, bankruptcy or other dissolution of the Company or in the event of distribution of dividends or any other distribution from the Company to the Shareholders, the proceeds shall be distributed in the following order, until the proceeds are exhausted:

•	First, the holders of Preference C Shares subscribed at a subscription price of Euro 31.98 per share (“Preference C2 Shares”) and the Preference D Shares will be entitled to receive an amount per Preference C2 Share and Preference D Share, corresponding to the subscription price paid per Preference C2 Share or Preference D Shares as adjusted for dividend payments (including any declared but unpaid dividends), share splits, recapitalisations and similar events;

•	Second, the holders of Preference C Shares subscribed at a subscription price of Euro 10.593 per share (“Preference C1 Shares”) will be entitled to receive an amount per Preference C1 Share corresponding to the subscription price paid per Preference C1 Share as adjusted for dividend payments (including any declared but unpaid dividends), share splits, recapitalisations and similar events;

•	Third, the holders of the Preference B Shares will be entitled to receive an amount per Preference B Share corresponding to the subscription price paid Preference B Share as adjusted for dividend payments (including any declared but unpaid dividends), share splits, recapitalisations and similar events;

•	Fourth, the holders of the Ordinary A Shares will be entitled to receive an aggregate amount of up to Euro 400,000 with addition of any payments made by the warrantholders in connection with exercise of warrants. This amount shall be paid to the holders of Ordinary A Shares on a pro rata basis; and

•	Then the balance, if any, will be distributed among all shareholders on a pro rata basis.

Any (i) merger or acquisition resulting in a Change of Control of the Company, or (ii) sale of all or substantially all of the Company’s assets, or (iii) reorganisation or other transaction in which there is a Change of Control of the Company, shall be treated as a liquidation for purposes of the liquidation preference. This does not include any prospective financing round. Change of Control shall mean any transaction or series of transactions in which the direct or indirect ownership of Shares in the Company carrying in excess of 50% of the voting rights (on an as-converted basis) is, after such transactions, effectively transferred to any third party.

Article 6

Transfer of shares shall be recorded in the company’s register of owners only when written documentation of the transfer has been presented to the Board of Directors. Any sale, transfer, assignment or pledge of shares requires the prior written consent of the Board of Directors.

Article 7

The shares can be cancelled out of court in conformity with the legislation applying to non-negotiable securities, in force at any time.

General Meetings

Article 8

General meetings of the company shall be held in Greater Copenhagen. Ordinary general meetings shall be held in due time for the audited and adopted annual report to be filed with the Danish Commerce and Companies Agency before expiry of the limit stated under the Danish Company Accounts Act.

General meetings shall be convened with 2 weeks’ notice at the least and 4 weeks’ notice at the most by letter, fax or by email. The convening letter shall include the agenda and shall be sent to the shareholders at the address/email address recorded in the register ofowners.

A chairman appointed by the Board of Directors shall preside over the general meetings. The chairman shall decide all matters regarding the legitimacy of the general meeting, the negotiations and the voting.

Article 9

The agenda of the ordinary general meeting shall include:

1.	The Board of Directors’ report on the company’s activities during the past year

2.	Presentation of annual report with auditor’s report for adoption

3.	Resolution on application of profits or covering of losses as per the adopted annual report

4.	Election of board members

5.	Election of auditor

6.	Any motions from the Board of Directors or shareholders

7.	Miscellaneous

Motions from shareholders to be considered at the ordinary general meeting shall be filed in writing with the company not later than 6 weeks before the ordinary general meeting is being held, unless the Board of Directors decides, that motions received later are filed with the company in due time allowing the company to include the motion at the agenda for the ordinary general meeting.

Article 10

At general meetings, each share of DKK 1 shall carry one vote.

The matters discussed at general meetings shall be adopted by a simple majority of votes unless the law or the company’s Articles otherwise provide.

In case of equality of votes the motion shall be deemed annulled.

The following resolutions shall in addition to legislative requirements, and irrespective of whether such resolutions may lawfully otherwise be passed by management, the Board of

Directors or the shareholders acting in general meeting, require the consent of 65% of the votes attached to the Preference C Shares and 65% of the votes attached to the Preference D Shares:

•	changes to the Articles of Association of the Company, including but not limited to, capital increases, capital decreases, issuance of convertible loans, warrants and other similar instruments, mergers and demergers;

•	any sale, transfer, pledging, licensing and/or lease of the Company’s intellectual property rights, including without limitation any of the Company’s patents;

•	liquidation, dissolution or restructuring of the Company; and

•	payment of dividends.

Board of Directors:

Article 11

The company shall be governed by the Board of Directors, consisting of no less than 9 and no more than 10 board members, elected by the shareholders in general meeting. The Board of Directors is elected for one year at a time.

A number of alternate board members corresponding to the number of board members may be elected. Alternate board members shall also be elected for one year at a time.

Any board member shall retire from the Board at the ordinary general meeting following immediately after his attaining the age of 70.

The Board of Directors shall elect their chairman from their own number.

The Board of Directors shall adopt its own Rules of Procedure and ensure that the company conducts its activities in conformity with the Articles of Association and the legislation in force at any time.

The Chairman shall convene board meetings whenever he finds it necessary, or when any board member or member of management so requests.

Management

Article 12

The Board of Directors shall employ a management consisting of 1-5 members to attend to the day-to-day management of the company, and the Board shall determine the terms and conditions of the employment. The management shall perform their duties in accordance with the guidelines and directions issued by the Board of Directors.

Binding powers

Article 13

The company shall be bound by the Chairman of the Board of Directors and one member of management jointly or by 3 (three) members of the Board of Directors.

The Board of Directors may issue individual or joint powers of procuration.

Audit

Article 14

One state-authorised public accountant, elected by the general meeting for one year at a time, shall audit the Company’s annual reports.

Accounting Year/Annual Report

Article 15

The company’s accounting year shall be the calendar year.

The company’s annual report shall present a true and fair view of the company’s assets and liabilities, its financial position and results.

The company’s annual report and interim reports are presented in English language.

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Most recently adopted at the board meeting held on 18 December 2014.

Appendix 1 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to warrants which are granted to employees, consultants, advisors and board members according to the authorisation:

1.	General

1.1	Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants, advisors and board members in Ascendis Pharma and its subsidiaries (hereinafter collectively referred to as “Warrantholders”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3.3 – 3.6 and clause 4.5 - 4.6 terms for vesting etc. are described as being dependant upon employment/affiliation with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Warrantholders is employed/affiliated.

1.2	A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary A-shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, which shall correspond to the market price at the date of issuance, shall be determined by the board of directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary A-share in Ascendis Pharma at the subscription price determined by the board of directors at the date of issuance.

1.3	Warrants will be offered to employees, consultants, advisors and board members in Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management of Ascendis Pharma A/S. The number of warrants offered to each individual shall be based on an individual evaluation of the Warrantholder’s duties. It shall appear from the individual Warrantholder’s warrant certificate how many warrants have been granted to the Warrantholder and what the exercise price for the warrant is.

2.	Granting/subscription of warrants

2.1	Warrantholders who wish to subscribe the offered warrants shall sign a Warrant Certificate with this Appendix 1 attached and, to the extent required by the Board of Directors, a Shareholders Agreement regulating the relationship between the Warrantholders and Ascendis Pharma’s other shareholders.

2.2	The granting of warrants shall not be subject to payment from the Warrantholders.

2.3	Ascendis Pharma shall keep records of granted warrants and update the records at suitable intervals.

3.	Vesting

3.1	The warrants shall be vested with 1/36 per month from the date of grant of the warrants covered by this Appendix 1. Warrants granted to members of the board of directors and to members of Ascendis Pharma’s committees shall however vest with 1/24 per month from the date of grant of the warrants covered by this Appendix 1. The board may have determined a different vesting period in its decision to issue warrants.

3.2	If the stipulated fraction does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.3	Warrants shall only be vested to the extent the Warrantholder is employed by Ascendis Pharma, cf. however clause 3.4 to 3.6 below.

3.4	In the event that the Warrantholder terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, and in the event that Ascendis Pharma terminates the employment contract and the Warrantholder has given Ascendis Pharma good reason to do so, then the vesting of warrants shall cease from the time the employment is terminated, meaning from the first day when the Warrantholder is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Warrantholder has actually ceased to perform his/her duties at an earlier date. In addition hereto the Warrantholder’s right, if any, to receive warrants granted after termination of the employment shall cease.

3.5	In the event that the Warrantholder terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder having not given Ascendis Pharma good reason to due so, then warrants shall continue to vest as if the Warrantholder was still employed by Ascendis Pharma.

3.6	Should the Warrantholder materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Warrantholder is dismissed due to the material breach.

3.7	Warrants issued to consultants, advisors and board members only vest to the extent that the consultant, advisor or board member acts on behalf of Ascendis Pharma as a consultant, advisor or board member.

3.8	If the Warrantholder takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	Exercise

When a warrant has been vested, it may be exercised during the exercise periods. From 2010, there is two exercise periods of 2 times 3 weeks each year commencing on 1 January respectively 1 August and ending on 21 January respectively 21 August as follows:

1 – 21 January or 1 – 21 August 2010

1 – 21 January or 1 – 21 August 2011

1 – 21 January or 1 – 21 August 2012

1 – 21 January or 1 – 21 August 2013

1 – 21 January or 1 – 21 August 2014

1 – 21 January or 1 – 21 August 2015

For all warrants issued, however, the exercise period of 1 – 21 January 2015 has lapsed and been replaced by an exercise period which commences upon Ascendis Pharma’s announcement of its financial interim report for the first quarter of 2015 and expiring 21 days thereafter. In the event that Ascendis Pharma is not obligated to and does in fact not announce a financial interim report for the first quarter of 2015 the replacement exercise period shall lapse.

4.1	If the last day of an exercise period is Saturday or Sunday, the exercise period shall also include the first weekday following the stipulated period.

4.2	When warrants have been vested, the Warrantholder shall be free to choose, which exercise period to apply for the vested warrants, cf. however, clause 4.5 below regarding material breach. It is, however, a condition for exercise that the Warrantholder in a given exercise period exercises warrants, which give a right to subscribe minimum nominal DKK 500 shares.

4.3	Warrants not exercised by the Warrantholder during the last exercise period, 1 – 21 August 2015, shall become null and void without further notice or compensation or payment of any kind to the Warrantholder.

4.4	The Warrantholder’s exercise of warrants is in principle conditional upon the Warrantholder being employed in Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment the following shall apply:

a.	In the event that Ascendis Pharma terminates the employment contract and the Warrantholder having given Ascendis Pharma good reason to do so, the Warrantholder is only entitled to exercise the warrants vested at the time of termination. Exercise shall take place during the first coming exercise period after termination of the employment, however the Warrantholder shall always have minimum 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Warrantholder shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Warrantholder according to this clause shall become null and void without further notice or compensation or payment of any kind.

b.	In the event that the Warrantholder terminate the employment, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder have not given Ascendis Pharma good reason to do so, the Warrantholder is entitled to exercise the warrants as if the Warrantholder were still employed with Ascendis Pharma. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1 – 4.5. This provision shall apply if the employment contract is terminated due to retirement.

c.

If the employment is terminated as a consequence of summary dismissal of the Warrantholder on grounds of material breach, all warrants not exercised at that time shall become null and void without notice or compensation If the material breach is committed prior to the dismissal the vesting and the right to exercise warrants shall be deemed to have ceased at the time of the material breach. The Warrantholder shall in this case, after demand from Ascendis

Pharma, be obligated to sell to Ascendis Pharma shares which have been subscribed though exercise of warrants, after the date of the material breach. The shares shall be sold at a price corresponding to the subscription price paid by the Warrantholder.

d.	If the employment is terminated due to the death of the Warrantholder all warrants not exercised by the Warrantholder shall become null and void. However, the Ascendis Pharma Board of Directors may grant an exemption from this provision to enable the estate of the Warrantholder to exercise the issued warrants whether they have been vested at the time of the death or not on the condition that exercise be effected during the first exercise period commencing after the death.

4.5	If the Warrantholder is a consultant, advisor or board member the exercise of warrants is in principle conditional upon the Warrantholder being connected to Ascendis Pharma in this capacity at the time when warrants are exercised. In case that the consultant’s, advisor’s or board member’s relationship with Ascendis Pharma should cease without this being attributable to the Warrantholder’s actions or omissions the Warrantholder shall be entitled to exercise vested warrants in the exercise periods set forth in clause 4.1 above.

4.6	Ascendis Pharma’s board of directors is in the event of a listing of the company’s shares on a stock exchange entitled at its discretion to change the exercise periods in order to coordinate these with applicable rules for insider trading. Unless the Board of Directors resolves otherwise the exercise periods shall in the event of a listing be changed to two 21 day periods after respectively the annual report notification and the interim report (six months).

5.	Adjustment of warrants

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2	Adjustments shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3	Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to Directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Warrantholders’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus Shares

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

a	=	A (A+B)

and the number of warrants not yet exercised shall be multiplied by the factor:

1

a

where:

A = the nominal share capital before issue of bonus shares, and

B = the total nominal value of bonus shares.

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	(A x K) + (B x T) (A+B) x K

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal share capital before the change in capital

B = nominal change in the share capital

K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = subscription price/reduction price in relation to the change in the share capital

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	A B

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal value of each share after the change, and

B = nominal value of each share before the change

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

E2 = E1	-	U – Umax A

where:

E2 =	the adjusted exercise price
E1 =	the original exercise price
U =	dividends paid out
Umax =	10 per cent of the equity capital, and
A =	total number of shares in Ascendis Pharma

If the adjusted exercise price does not amount to a whole number, it shall be rounded down to the nearest whole number.

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•	New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Warrantholders shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding 5.9–5.11:

If one of the transactions mentioned above is made, Ascendis Pharma shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall have 2 weeks – in cases where the Warrantholder may extraordinarily exercise warrants, see 5.9-5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Warrantholder has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Warrantholder’s rights in connection with decisions made by any competent company body, see 5.9-5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Commerce and Companies Agency provided that registration is a condition of its validity.

6.	Stock Exchange listing

6.1	In the event that Ascendis Pharma’s shares are listed on the stock exchange, the Warrantholder shall accept such changes to the warrants that are necessary for Ascendis Pharma’s, the shareholders’ and the Warrantholders’ fulfilment of their obligations, especially the duties of disclosure, to the stock exchange. Additionally the Warrantholders shall be obligated to accept such lock-up periods regarding exercise of warrants or a sale of shares which is recommended to Ascendis Pharma by the investmentbanks. Finally the Warrantholders shall be obligated to accept changes to the exercise periods, cf. in this respect above.

7.	Transfer, pledge and enforcement

7.1

Issued warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The

Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or issue in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the at any time applicable shareholders’ agreement.

8.	Subscription for new shares by exercise of warrants

8.1	Subscription for new shares by exercise of issued warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution, by the last day of the relevant exercise period.

8.2	If the limitation period set forth in clause 8.1 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.3	Warrants not exercised by the Warrantholder during the last exercise period, i.e. where exercise notice and/or payment has not been effected by 21 August 2015, shall become null and void without notice or compensation.

8.4	When the capital increase caused by exercise of warrants has been registered with the Danish Commerce and Companies Agency, the Warrantholder shall receive proof of his shareholding in Ascendis Pharma.

9.	The rights of new ordinary A-shares

9.1	New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present A-shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the holder and the holders’ names shall be entered into the Ascendis Pharma’s register of owners;

•	That new A-shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Commerce and Companies Agency; however, the B-shares and C-shares have certain preference rights.

9.2	Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to DKK 50,000.

10.	Sale of shares

10.1	When the Warrantholders have been registered as shareholders in Ascendis Pharma, the Warrantholders’ shares may be sold in accordance with the provisions of the Shareholders’ Agreement established between the Warrantholders and Ascendis Pharma’s other shareholders.

11.	Other provisions

11.1	The value attached to the subscription right shall not be included in the Warrantholder’s salary, and any agreement made between the Warrantholder and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Warrantholder’s warrants.

11.2	If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Warrantholder on the basis of the value of warrants, the subscription price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Warrantholder in the form of holiday allowance or the like.

11.3	The fact that Ascendis Pharma offers warrants to Warrantholders shall not in any way obligate Ascendis Pharma to maintain the employment.

12.	Tax Implications

12.1	The tax implications connected to the Warrantholder’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

13.	Governing Law and Venue

13.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

13.2	Any disagreement between the Warrantholder and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

13.3	If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

13.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

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Appendix 2 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to warrants which are granted to employees, consultants, advisors and board members according to the authorisation:

1.	General

1.1

Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants, advisors and board members in Ascendis Pharma and its subsidiaries (hereinafter collectively referred to as “Warrantholders”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3.4 – 3.7 and clause 4.5 - 4.6 terms for vesting etc.

are described as being dependant upon employment/affiliation with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Warrantholders is employed/affiliated.

1.2	A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary A-shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, which shall correspond to the market price at the date of issuance, shall be determined by the board of directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary A-share in Ascendis Pharma at the subscription price determined by the board of directors at the date of issuance.

1.3	Warrants will be offered to employees, consultants, advisors and board members in Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management of Ascendis Pharma A/S. The number of warrants offered to each individual shall be based on an individual evaluation of the Warrantholder’s duties. It shall appear from the individual Warrantholder’s warrant certificate how many warrants have been granted to the Warrantholder and what the exercise price for the warrant is.

2.	Granting/subscription of warrants

2.1	Warrantholders who wish to subscribe the offered warrants shall sign a Warrant Certificate with this Appendix21 attached and, to the extent required by the Board of Directors, a Shareholders Agreement regulating the relationship between the Warrantholders and Ascendis Pharma’s other shareholders.

2.2	The granting of warrants shall not be subject to payment from the Warrantholders.

2.3	Ascendis Pharma shall keep records of granted warrants and update the records at suitable intervals.

3.	Vesting

3.1	The warrants shall be vested with 1/48 per month from the date of grant of the warrants covered by this Appendix 2. The board may have determined a different vesting period in its decision to issue warrants.

3.2	If Ascendis Pharma before 1/1 2014 merges as the terminating company or is split, cf. clause 5.10 or if more than 50 per cent of the share capital in Ascendis Pharma no later than 1/1 2014 is sold or is part of a share swap, cf. clause 5.11 (defined as an “Exit-event”), then 50% of the warrants not already vested on the time of the Exit-event shall vest at the time of the Exit-event.

If the Exit-event occurs on or after 1/1 2014, then all warrants not vested at the time of the Exit-event shall be deemed 100% for vested at the time of the Exit-event.

3.3	If the stipulated fraction does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.4	Warrants shall only be vested to the extent the Warrantholder is employed by Ascendis Pharma, cf. however clause 3.5 to 3.7 below.

3.5	In the event that the Warrantholder terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, and in the event that Ascendis Pharma terminates the employment contract and the Warrantholder has given Ascendis Pharma good reason to do so, then the vesting of warrants shall cease from the time the employment is terminated, meaning from the first day when the Warrantholder is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Warrantholder has actually ceased to perform his/her duties at an earlier date. In addition hereto the Warrantholder’s right, if any, to receive warrants granted after termination of the employment shall cease.

3.6	In the event that the Warrantholder terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder having not given Ascendis Pharma good reason to due so, then warrants shall continue to vest as if the Warrantholder was still employed by Ascendis Pharma.

3.7	Should the Warrantholder materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Warrantholder is dismissed due to the material breach.

3.8	Warrants issued to consultants, advisors and board members only vest to the extent that the consultant, advisor or board member acts on behalf of Ascendis Pharma as a consultant, advisor or board member.

3.9	If the Warrantholder takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	Exercise

4.1	When a warrant has been vested, it may be exercised during the exercise periods. From 2013, there is two exercise periods of 2 times 3 weeks each year commencing on 1 January respectively 1 August and ending on 21 January respectively 21 August as follows:

1 – 21 January or 1 – 21 August 2013

1 – 21 January or 1 – 21 August 2014

1 – 21 January or 1 – 21 August 2015

1 – 21 January or 1 – 21 August 2016

1 – 21 January or 1 – 21 August 2017

1 – 21 January or 1 – 21 August 2018

1 – 21 January or 1 – 21 August 2019

1 – 21 January or 1 – 21 August 2020

1 – 21 January or 1 – 21 August 2021

1 – 21 January or 1 – 21 August 2022

1 – 21 January or 1 – 21 August 2023

However, for warrants issued on 26 November 2014, the following exercise periods shall apply:

1 – 21 January, 1 – 21 April, 1 – 21 August or 1 – 21 October 2015

1 – 21 January, 1 – 21 April, 1 – 21 August or 1 – 21 October 2016

1 – 21 January, 1 – 21 April, 1 – 21 August or 1 – 21 October 2017

1 – 21 January, 1 – 21 April, 1 – 21 August or 1 – 21 October 2018

1 – 21 January, 1 – 21 April, 1 – 21 August or 1 – 21 October 2019

1 – 21 January, 1 – 21 April, 1 – 21 August or 1 – 21 October 2020

1 – 21 January, 1 – 21 April, 1 – 21 August or 1 – 21 October 2021

1 – 21 January, 1 – 21 April, 1 – 21 August or 1 – 21 October 2022

1 – 21 January, 1 – 21 April, 1 – 21 August or 1 – 21 October 2023

For all warrants issued, however, the exercise period of 1 – 21 January 2015 has lapsed and been replaced by an exercise period which commences upon Ascendis Pharma’s announcement of its financial interim report for the first quarter of 2015 and expiring 21 days thereafter. In the event that Ascendis Pharma is not obligated to and does in fact not announce a financial interim report for the first quarter of 2015, also the replacement exercise period shall lapse.

4.2	If the last day of an exercise period is Saturday or Sunday, the exercise period shall also include the first weekday following the stipulated period.

4.3	When warrants have been vested, the Warrantholder shall be free to choose, which exercise period to apply for the vested warrants, cf. however, clause 4.5 below regarding material breach. It is, however, a condition for exercise that the Warrantholder in a given exercise period exercises warrants, which give a right to subscribe minimum nominal DKK 100 shares.

4.4	Warrants not exercised by the Warrantholder during the last exercise period, 1 – 21 August 2023, shall become null and void without further notice or compensation or payment of any kind to the Warrantholder.

4.5	The Warrantholder’s exercise of warrants is in principle conditional upon the Warrantholder being employed in Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment the following shall apply:

a.	In the event that Ascendis Pharma terminates the employment contract and the Warrantholder having given Ascendis Pharma good reason to do so, the Warrantholder is only entitled to exercise the warrants vested at the time of termination. Exercise shall take place during the first coming exercise period after termination of the employment, however the Warrantholder shall always have minimum 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Warrantholder shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Warrantholder according to this clause shall become null and void without further notice or compensation or payment of any kind.

b.	In the event that the Warrantholder terminate the employment, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder have not given Ascendis Pharma good reason to do so, the Warrantholder is entitled to exercise the warrants as if the Warrantholder were still employed with Ascendis Pharma. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1 – 4.5. This provision shall apply if the employment contract is terminated due to retirement.

c.	If the employment is terminated as a consequence of summary dismissal of the Warrantholder on grounds of material breach, all warrants not exercised at that time shall become null and void without notice or compensation If the material breach is committed prior to the dismissal the vesting and the right to exercise warrants shall be deemed to have ceased at the time of the material breach. The Warrantholder shall in this case, after demand from Ascendis Pharma, be obligated to sell to Ascendis Pharma shares which have been subscribed though exercise of warrants, after the date of the material breach. The shares shall be sold at a price corresponding to the subscription price paid by the Warrantholder.

d.	If the employment is terminated due to the death of the Warrantholder all warrants not exercised by the Warrantholder shall become null and void. However, the Ascendis Pharma Board of Directors may grant an exemption from this provision to enable the estate of the Warrantholder to exercise the issued warrants whether they have been vested at the time of the death or not on the condition that exercise be effected during the first exercise period commencing after the death.

4.6	If the Warrantholder is a consultant, advisor or board member the exercise of warrants is in principle conditional upon the Warrantholder being connected to Ascendis Pharma in this capacity at the time when warrants are exercised. In case that the consultant’s, advisor’s or board member’s relationship with Ascendis Pharma should cease without this being attributable to the Warrantholder’s actions or omissions the Warrantholder shall be entitled to exercise vested warrants in the exercise periods set forth in clause 4.1 above.

4.7

Ascendis Pharma’s board of directors is in the event of a listing of the company’s shares on a stock exchange entitled at its discretion to change the exercise periods in order to coordinate these with applicable rules for insider trading. Unless the Board of Directors resolves otherwise the exercise periods shall in the event of a listing be changed to two 21 day periods after respectively the annual report notification and the interim report (six months) and for warrants issued in nocember 2014 to up to four 21 day periods immediately following the annual report notification and the interim report (six months) and the quarterly reports.

5.	Adjustment of warrants

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2	Adjustments shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3	Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to Directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Warrantholders’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares:

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

a	=	A (A+B)

and the number of warrants not yet exercised shall be multiplied by the factor:

1

a

where:

A = the nominal share capital before issue of bonus shares, and

B = the total nominal value of bonus shares.

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	(A x K) + (B x T) (A+B) x K

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal share capital before the change in capital

B = nominal change in the share capital

K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = subscription price/reduction price in relation to the change in the share capital

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	A B

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal value of each share after the change, and

B = nominal value of each share before the change

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

E2 = E1	-	U – Umax A

where:

E2 =	the adjusted exercise price
E1 =	the original exercise price
U =	dividends paid out
Umax =	10 per cent of the equity capital, and
A =	total number of shares in Ascendis Pharma

If the adjusted exercise price does not amount to a whole number, it shall be rounded down to the nearest whole number.

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•	New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Warrantholders shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding 5.9–5.11:

If one of the transactions mentioned above is made, Ascendis Pharma shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall have 2 weeks – in cases where the Warrantholder may extraordinarily exercise warrants, see 5.9-5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Warrantholder has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Warrantholder’s rights in connection with decisions made by any competent company body, see clause 5.9-5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Commerce and Companies Agency provided that registration is a condition of its validity.

6.	Stock Exchange listing

6.1	In the event that Ascendis Pharma’s shares are listed on the stock exchange, the Warrantholder shall accept such changes to the warrants that are necessary for Ascendis Pharma’s, the shareholders’ and the Warrantholders’ fulfilment of their obligations, especially the duties of disclosure, to the stock exchange. Additionally the Warrantholders shall be obligated to accept such lock-up periods regarding exercise of warrants or a sale of shares which is recommended to Ascendis Pharma by the investmentbanks. By accept of such lock-up periods, the period regarding exercise of warrants in 4.1 and 4.4 shall be extended with the nuber of days the lock-up period covers; however, no less than 180 days. Finally the Warrantholders shall be obligated to accept changes to the exercise periods, cf. in this respect above.

7.	Transfer, pledge and enforcement

7.1	Issued warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or issue in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the at any time applicable shareholders’ agreement.

8.	Subscription for new shares by exercise of warrants

8.1	Subscription for new shares by exercise of issued warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution, by the last day of the relevant exercise period.

8.2	If the limitation period set forth in clause 8.1 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.3	Warrants not exercised by the Warrantholder during the last exercise period, i.e. where exercise notice and/or payment has not been effected by 21 August 2023, shall become null and void without notice or compensation.

8.4	When the capital increase caused by exercise of warrants has been registered with the Danish Commerce and Companies Agency, the Warrantholder shall receive proof of his shareholding in Ascendis Pharma.

9.	The rights of new ordinary A-shares

9.1	New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present A-shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the holder and the holders’ names shall be entered into the Ascendis Pharma’s register of owners;

•	That new A-shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Commerce and Companies Agency; however, the B-shares and C-shares have certain preference rights.

9.2	Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to DKK 50,000.

10.	Sale of shares

10.1	When the Warrantholders have been registered as shareholders in Ascendis Pharma, the Warrantholders’ shares may be sold in accordance with the provisions of the Shareholders’ Agreement established between the Warrantholders and Ascendis Pharma’s other shareholders.

11.	Other provisions

11.1	The value attached to the subscription right shall not be included in the Warrantholder’s salary, and any agreement made between the Warrantholder and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Warrantholder’s warrants.

11.2	If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Warrantholder on the basis of the value of warrants, the subscription price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Warrantholder in the form of holiday allowance or the like.

11.3	The fact that Ascendis Pharma offers warrants to Warrantholders shall not in any way obligate Ascendis Pharma to maintain the employment.

12.	Tax implications

12.1	The tax implications connected to the Warrantholder’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

13.	Governing Law and Venue

13.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

13.2	Any disagreement between the Warrantholder and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

13.3	If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

13.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

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